UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013 (January 14, 2013)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Officer Compensation and Equity Awards

On January 14, 2013, the Board of Directors (the "Board") of NewLink Genetics Corporation (the "Company') (a) approved a supplemental bonus to the senior management team for their outstanding performance in 2012, (b) approved stock option grants to the senior management team, and (c) amended the 2010 Non-Employee Directors' Stock Award Plan (the "Plan") as provided below.

2012 Supplemental Bonus

On January 14, 2013, the Board approved a supplemental bonus to the senior management team for their outstanding performance in 2012. The Company's 2012 executive bonus plan had not included a provision for rewarding above-plan performance with a bonus greater than 100% of the executives' target bonuses. On January 14, 2013, the Board approved a supplemental bonus to be paid to each member of the senior management team in recognition of above-plan performance relating to clinical trials and the Company's performance as a public company, which would amount to a 10% increase in the bonus previously awarded by the Board on December 17, 2012. The following chart sets forth the bonuses previously approved by the Board and the 2012 supplemental bonuses granted to the Company's named executive officers.

Named Executive Officer	2012 Earned Bonus Payout (1)	2012 Supplemental Bonus (10%) (2)
Dr. Charles J. Link, Jr.	$283,250.00	$28,325.00
Dr. Nicholas N. Vahanian	$180,000.00	$18,000.00
Gordon H. Link, Jr.	$83,400.00	$8,340.00
Dr. W. Jay Ramsey	$73,683.00	$7,368.30

(1) As approved by the Board on December 17, 2012 and reported on Report on Form 8-K on December 21, 2012.
(2) As approved by the Board on January 14, 2013.

Stock Option Grants

In 2012, the Compensation Committee of the Board retained Radford Associates, an independent compensation consultant, to conduct a competitive review of the Company's executive compensation program. Radford Associates made recommendations concerning the stock options to be awarded to members of the Company's senior management team. On January 14, 2013, the Board approved stock option grant awards for the applicable named executive officers based upon the recommendations of Radford Associates and the Compensation Committee. The following chart sets forth the stock option grants awarded to the Company's named executive officers.

Named Executive Officer	Stock Options Granted
Dr. Charles J. Link, Jr.	155,000
Dr. Nicholas N. Vahanian	90,000
Gordon H. Link, Jr.	36,000
Dr. W. Jay Ramsey	30,000

Non-Employee Directors' Stock Award Plan

In 2012, the Compensation Committee of the Board also retained Radford Associates to conduct a competitive review of the Directors compensation program. In accordance with recommendations of Radford Associates and the Compensation Committee, on January 14, 2013, the Board amended the 2010 Non-Employee Directors' Stock Award Plan to provide as follows: (1) initial grants to new directors of options to purchase 20,000 shares of common stock upon first election as a new director; and (2) annual option grants to all directors in the amount of options to purchase 12,000 shares of common stock (subject to proration for directors elected at a date following the annual meeting of stockholders). There will no longer be separate grants for service as a committee member or as a committee chair. Initial grants will vest over two years, with 50% vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Annual grants will vest on the earlier to occur of the first anniversary of the date of grant or the next annual meeting of shareholders. The amended Plan approved by the Board is set forth as Exhibit 10.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	2010 Non-Employee Directors' Stock Award Plan As Amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    January 18, 2013

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2010 Non-Employee Directors' Stock Award Plan As Amended